Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of T-Mobile US, Inc. of our report dated February 6, 2020, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in T-Mobile US, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
June 22, 2020